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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Data Critical Corporation on Form S-4 of our report dated February 10, 2001 (except for Note 10, for which the date is March 12, 2001), appearing in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

DELOITTE & TOUCHE LLP


Costa Mesa, California
May 7, 2001